Exhibit 1

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule jointly on behalf of each of such parties.

Date: February 15, 2019

RANDY JONES AND ROSEANN PIAZZA JONES REVOCABLE TRUST

By:	/s/ Randy Jones
Randy Jones, Co-Trustee

RANDY JONES

By:	/s/ Randy Jones
Randy Jones